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                                                                 Exhibit 99.B16b

[CREDIT SUISSE ASSET MANAGEMENT LOGO]

                         GLOBAL PERSONAL TRADING POLICY

                                  INTRODUCTION

This Global Personal Trading Policy and any relevant local supplement (referred to throughout as the "Global Policy") establishes rules of conduct for all employees of all Credit Suisse Asset Management entities (collectively, "CSAM") when conducting personal investment activities and supersedes all previously issued policies and directives on this subject. Please ensure that you read and fully understand how this Global Policy applies to your activities. If you have any questions please contact your local Legal and Compliance Department ("Local LCD"). Violation of this Global Policy may be grounds for disciplinary action, including dismissal and, where appropriate, referral to relevant government authorities and self-regulatory organizations. Any circumvention of this Global Policy will be treated as a violation.


FOR INTERNAL USE ONLY
EFFECTIVE AUGUST 30, 2004

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I.    DEFINITIONS

For purposes of this Global Policy:

   - the term "Employees" shall include: (i) any employee of CSAM; (ii) full-time consultants, full-time contractors and long-term temporary workers on more than a six-month assignment; and (iii) any other person designated in the sole discretion of Local LCD.

   - the term "security" shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security; "security" shall exclude commodities and foreign currency exchange contracts.

   - the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security.

   - the term "CSAM client" shall include all advisory clients of the Employee's local CSAM office, including (i) funds advised by the office; and (ii) funds sub-advised by the office to the extent that the local CSAM office renders discretionary investment advice.

   - the term "Employee account" includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding, relationship or otherwise) OR has the power, directly or indirectly, to make or influence investment decisions. For the purposes of the Policy, each Employee is deemed to have a direct or indirect financial interest in the following additional accounts:

      - accounts of the Employee's spouse, partner, minor children and other family members residing in the Employee's household (each, a "Family Member");

      - accounts of any investment club in which the Employee or a Family Member participates;

      - accounts of any corporation, limited liability company or similar entity the management or policies of which are controlled by the Employee or a Family Member or accounts of any limited partnership of which the Employee or a Family Member is a general partner; and

      - accounts of any trust of which the Employee is trustee, beneficiary or settlor.

The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

II.   STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Employees are required to comply with all applicable laws and regulations and the following general fiduciary principles:

   -  the interests of CSAM clients must always be placed first;

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   -  Employees may not engage in ANY transaction with a client of CSAM;

   - all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual's position of trust and responsibility;

   - Employees must not take inappropriate advantage of their positions or information that they have received or to which they have access; and

   - personal trading must not take too much of the Employee's time or otherwise interfere with the Employee's ability to fulfill his or her job responsibilities in the judgment of the Employee's manager or the CSAM Local Management Committee.

CSAM has separate policies and procedures designed to detect and prevent insider trading [INTRANET LINK], and governing Directorships and outside business activities [INTRANET LINK], which should be read together with this Global Policy. FOR EXAMPLE, EMPLOYEES WHO MANAGE OR PROVIDE ANALYSIS FOR FUNDS MAY NOT TRADE OR RECOMMEND THAT OTHERS TRADE IN SHARES OF THE FUNDS WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION REGARDING SUCH FUNDS. Nothing contained in this Global Policy should be interpreted as relieving any Employee from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

III.  MUTUAL FUNDS AND OTHER REGULATED COLLECTIVE INVESTMENT SCHEMES

Employees are not required to pre-clear trades in shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes, but must report all trades and holdings as described below in Section VIII. Trades in shares of such funds, other than money market funds, are subject to the Short-Term Trading Prohibition set forth in Section VII.A.

IV.   TRADING ACCOUNTS

All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine whether Employee accounts must be maintained at an affiliate of CSAM or at an unaffiliated entity. No Employee shall open or maintain a numbered account or an account under an alias without the express prior written approval of Local LCD.

V.    PRE-CLEARANCE REQUIREMENTS

Employees must pre-clear trades of the securities set forth below with Local LCD for each Employee account (attached as Attachment B is a form to request such approval). If clearance is given for a transaction and such transaction is not effected on that business day, a new pre-clearance request must be made.

SECURITIES SUBJECT TO THE PRE-CLEARANCE REQUIREMENT:

Equities

   -  common stock;

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   -  preferred stock; and
   -  rights and warrants.

Options on Single Securities and Indices (subject to the rules herein on the use of options)

   -  puts; and
   -  calls.

Bonds

   - non-investment grade debt securities (i.e., "junk bonds"), including unrated debt securities of equivalent "junk" quality;
   - debt securities (investment grade or non-investment grade) convertible into equity securities;
   -  municipal debt securities (investment grade or non-investment grade); and
   -  mortgage-backed and other asset-backed securities.

Funds

   -  closed-end fund shares traded on an exchange or other secondary market;
      and
   - private funds, limited partnerships, unregulated collective investment schemes and similar vehicles. (PLEASE NOTE SPECIAL REQUIREMENTS SET FORTH BELOW IN SECTION VII.E.)

PLEASE NOTE THAT CERTAIN SECURITIES MAY BE SUBJECT TO A RESTRICTED LIST, IN WHICH CASE PURCHASES AND/OR SALES MAY BE PROHIBITED.

TRANSACTIONS EXEMPT FROM THE PRE-CLEARANCE REQUIREMENT:

   - purchases and sales of shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes;

   -  purchases and sales of exchange-traded funds;

   - purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;

   - purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organisation of Economic Co-Operation and Development ("OECD");

   - purchases that are part of an automatic purchase plan, such as an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

   - purchases and sales that are involuntary on the part of Employees and CSAM clients (e.g., stock splits, tender offers, and share buy-backs);

   -  acquisitions of securities through inheritance;

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   -  purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a "Blind Trust");

   - purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

   - purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership; and

   -  sales pursuant to tender offers by an issuer.

PLEASE NOTE THAT ALL SECURITIES ARE SUBJECT TO THE SHORT-TERM TRADING PROHIBITION (SECTION VII.A.) AND REPORTING (SECTION VIII) REQUIREMENTS.

VI. CONFLICTS/DISCLOSURE OF INTEREST No Employee may recommend to, or effect for, any CSAM client, any securities transaction without having disclosed to Local LCD his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

   - any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

   - any employment, management or official position with the issuer or any of its affiliates;

   - any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and

   - any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAM client shall be subject to an independent review by Local LCD.

VII.  TRADING PROHIBITIONS

PURCHASES AND SALES OF SECURITIES THAT ARE EXEMPT FROM THE PRE-CLEARANCE REQUIREMENT ARE ALSO EXEMPT FROM THE FOLLOWING TRADING PROHIBITIONS. THE SHORT-TERM TRADING PROHIBITION APPLIES TO ALL PURCHASES AND SALES OF SECURITIES.

A. SHORT-TERM TRADING In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other regulated collective investment schemes (other than money market funds), within two months of the date of the initial purchase or sale. Local LCD, in its sole discretion, may extend this prohibition period for particular securities and/or Employees. The Short-Term Trading prohibition shall be administered on a "Last In First Out" basis.

Exemptions from Short-Term Trading Prohibition:

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   -  Volitional purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within two months of an automatic purchase or sale, such as a periodic purchase or redemption plan.

      EXAMPLES: (1) EMPLOYEE PURCHASES SHARES OF A FUND TWICE A MONTH IN A RETIREMENT ACCOUNT PURSUANT TO A "DOLLAR COST AVERAGING AUTOMATIC PURCHASE PLAN." EMPLOYEE REDEEMS SHARES OF THE FUND FROM WHICH HE PURCHASED SHARES WITHIN THE PRIOR TWO MONTHS. EMPLOYEE'S REDEMPTION OF THE SHARES IS EXEMPT FROM THE SHORT-TERM TRADING PROHIBITION. (2) EMPLOYEE INVESTS IN A FUND (OUTSIDE OF AN AUTOMATIC PURCHASE PROGRAM) AND THEN REDEEMS THE SHARES WITHIN TWO MONTHS OF THE INVESTMENT. EMPLOYEE'S REDEMPTION IS PROHIBITED.

   - Sales of a security at a significant loss (generally at a loss of 30% or more) (only with approval of LCD).

B. SIDE-BY-SIDE TRADING No Employee may purchase or sell (directly or indirectly) any security if at the time of such purchase or sale:

   - there is a "buy" or "sell" order pending for a CSAM client that has not yet been executed; or

   - the Employee knows (or should know) that the security is being considered for purchase or sale by or for any CSAM client.

Exemption from Side-by-Side Trading Prohibition:

   - Transactions on the Side-by-Side/Blackout Period Exemption List [INTRANET LINK], which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security.

C. BLACKOUT PERIODS Employees are prohibited from trading in any security during each "blackout period," which is the period from five BUSINESS days (i.e., days on which the major exchange(s) in the country of your local CSAM office are open) before through one BUSINESS day after a CSAM client trades in the security. Please note that, if upon review of your pre-clearance request or subsequent review of trades you are found to have executed your trade during the blackout period, you may be required to unwind the trade, donate any profits to charity or swap execution with a client if you obtained a better price for your trade than the CSAM client.

Exemption from Blackout Periods Prohibition:

   - Transactions on the Side-by-Side/Blackout Period Exemption List [INTRANET LINK], which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security.

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D. INITIAL PUBLIC OFFERINGS No Employee may directly or indirectly acquire any security (or a financial interest in any security) in an initial public offering in the primary securities market, unless the acquisition is pursuant to a separate non-institutional offering to members of the general public and the securities included in such offering cannot be offered to any CSAM client.

E. PRIVATE PLACEMENTS No Employee may directly or indirectly acquire or dispose of any privately placed security (or any financial interest in any privately placed security) without the express prior written approval of Local LCD. Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAM client, whether the opportunity is being offered to the Employee because of his or her position with CSAM or as a reward for past transactions and whether the investment creates, or may in the future create, a conflict of interest. Attachment A is a form to request such approval.

F. FUTURES CONTRACTS No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices and interest rates.

G. OPTIONS No Employee may write (i.e., sell) any options on an individual security, except for hedging purposes and only if the option is fully covered. Employees may write options on indices and purchase options on individual securities and indices. PLEASE NOTE THAT THE PURCHASE AND SALE OF ALL OPTIONS ARE SUBJECT TO THE SHORT-TERM TRADING PROHIBITION (SECTION VII.A.).

H. FINANCIAL SPREAD BETTING No Employee may engage in financial "spread betting."

I. TRADING, HEDGING AND SPECULATION IN CREDIT SUISSE GROUP SECURITIES Employees may trade CSG stock, subject to applicable trading windows [INTRANET LINK] and may only hedge VESTED positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval by Local LCD.

J. UNLIMITED LIABILITY TRANSACTIONS/SHORT SELLING No Employee may engage in any transaction with respect to an individual issuer that can result in a liability that is greater than the amount invested. Accordingly, short selling is only permitted to hedge an underlying security position held by the Employee.

VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

A. INITIAL CERTIFICATION Within 10 days after the commencement of employment with CSAM, each Employee shall submit to Local LCD an initial certification in the form of Attachment C to certify that:

   - he or she has read and understood this Global Policy and recognizes that he or she is subject to its requirements;

   - he or she has disclosed or reported all personal securities holdings in which Employee has a direct or indirect financial interest, including all Employee accounts; and

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   -  he or she has reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

As part of orientation for all new Employees, Local LCD shall notify all new Employees about the Initial Certification requirements. The Human Resources ("HR") Department of the local CSAM office shall notify Local LCD of all new Employees, including full-time consultants and long-term temporary workers and contractors on more than a six-month assignment.

B. ANNUAL CERTIFICATION Each Employee shall submit to Local LCD an annual certification in the form of Attachment D on or before January 30th of 2005 and each year thereafter to certify, among other things, that:

   - he or she has read and understood this Global Policy and recognizes that he or she is subject to its requirements;

   - he or she has complied with all requirements of this Global Policy; and he or she has disclosed or reported, as of December 31st of the prior year, and (a) all personal securities transactions for the previous year, (b) all personal securities holdings in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees should comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to Local LCD within the prescribed periods.

C. QUARTERLY REPORTING Each Employee shall submit the following documentation (electronically or otherwise) to Local LCD within 10 days after the end of each calendar quarter:

   - duplicate copies of confirmations of all personal securities transactions, if any, and copies of periodic statements for all Employee accounts, including confirmations and statements for transactions exempt from the Pre-Clearance Requirement;

   - if an Employee account was first established during the quarter, then the Employee should report to Local LCD the following information if not included in the periodic statement: (i) name of broker-dealer, (ii) date on which the account was established, and (iii) if the Employee has no direct or indirect influence or control over the investment or trading of the account, the name(s) of each person or institution managing the account (or portion thereof); and

   - if not included in the periodic statements, a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.

Employees may request their broker-dealers to provide such documentation on their behalf (electronically or otherwise) to satisfy their quarterly reporting requirements. If it is impossible for an Employee to submit the quarterly documentation to submit to Local LCD within 10 days after the end of the calendar quarter, then the Employee shall submit a report prepared by the

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Employee to Local LCD containing the information in such documentation, which shall include the date of the submission of the report.

Employees of non-U.S. registered investment advisers may, to the extent they desire, for the Quarterly Reporting obligation described in Paragraph C above, he/she may disclose only the name of each security held and any position in which the employee has a "significant interest." For purposes of this policy, significant interest shall mean the lesser of USD $100,000 or 1% of the shares/issue outstanding of a particular security. Employees of U.S. registered investment advisers must comply in full with Paragraph C above.

IX.   LOCAL LCD, COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A. Local LCD may exempt any account or transaction from one or more trading prohibitions or reporting provisions in writing under limited circumstances if the transaction or the waiver of the reporting requirements is not inconsistent with the purpose of this Global Policy.

B. Local LCD shall report material issues under this Global Policy immediately to both the Local Management Committee (or equivalent body) of the corresponding CSAM office and the Global General Counsel. At least annually, Local LCD shall prepare a written report to the Local Management Committee (or equivalent body) of the corresponding CSAM office, the Global General Counsel and any other relevant recipient, that:

   - describes issues that have arisen under this Global Policy since the last report, including, but not limited to, material violations of the Global Policy or procedures that implement the Global Policy and any sanctions imposed in response to those violations; and

   - certifies that the Local CSAM office has adopted procedures reasonably necessary to prevent Employees from violating the Global Policy.

X.    SANCTIONS

Upon discovering that an Employee has not complied with the requirements of this Global Policy, the CSAM Local or Global Executive Committees (or equivalent bodies) may, subject to applicable law or regulation, impose on that person whatever sanctions are deemed appropriate, including censure, fine, reversal of transactions, disgorgement of profits (by donation to charity of Employee's choice where permissible under applicable law), suspension, or termination of employment.

XI.   CONFIDENTIALITY

All information obtained from Employees under this Global Policy shall be kept in strict confidence by CSAM, except that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. To the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this

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Global Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

XII.  CONFLICT OF RULES

Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

XIII. FURTHER INFORMATION

Any questions regarding the Global Policy should be directed to Local LCD.

XIV.  APPROVAL AND ENTRY INTO FORCE

The present Global Policy was approved by the Global Executive Committee in its meeting on March 31, 2004 and enters into force August 30, 2004.


Dated: August 30, 2004

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                                                                    ATTACHMENT A

                              SPECIAL APPROVAL FORM

1. The following is a private placement of securities (or other investment requiring special approval) that I want to dispose of or acquire:

   NAME OF PRIVATE
   SECURITY, IPO OR
       OTHER            DATE TO BE     AMOUNT TO     RECORD     PURCHASE      HOW ACQUIRED
    INVESTMENT           ACQUIRED       BE HELD      OWNER       PRICE       (BROKER/ISSUER)
   ----------------     ----------     ---------     ------     --------     ---------------




2. Are you aware of a CSAM client for whom this investment opportunity would be appropriate?

     / / Yes      / / No

3. Is this investment opportunity being offered to you because of your position/employment with CSAM or as a reward for any transaction?

    / /  Yes      / / No

4. Would this investment create, now or in the future, a conflict of interest with a CSAM client?

    / / Yes       / / No

5. If an IPO, confirm that the offering is a separate, non-institutional offering to members of the general public, and cannot be offered to any CSAM client.

    / / Yes, I confirm            / / No, I cannot confirm

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the CSAM Global Personal Trading Policy, and (c) will comply with all reporting requirements of the CSAM Global Personal Trading Policy.

----------------------------------        --------------------------
Signature                                    Date

----------------------------------
Print Name

/ / Approved
/ / Not Approved

----------------------------------        -------------------------
Local LCD                                    Date

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                                                                    ATTACHMENT B

                       PERSONAL TRADING PRE-CLEARANCE FORM

This form should be filled out COMPLETELY to expedite approval.

1.   Security: _________________________________________________

     Ticker:   _________________________________________________

     / / Purchase              / / Sale

2.   Number of shares/bonds/units/contracts:
     _______________________________________

3.   Account Name/Short name:
     _______________________________________

4.   Bank/Brokerage Firm AND Account Number:
     _______________________________________

5. Are you aware of a CSAM client for whom this investment opportunity is appropriate?
     _______________________________________________________________________

6.   Have you purchased or sold the security within two months of today?

     / / Yes              / / No

7.   Are you aware that:

   - there is a "buy" or "sell" order pending for a CSAM client that has not yet been executed; or

   - the security is being considered for purchase or sale by or for a CSAM client.

     / / Yes        / / No

     If yes, please describe.

     ___________________________________________________________________

        [NOTE: LOCAL LCD STILL MUST COMPLETE REVIEW OF TRADING ACTIVITY]

8.   Is the transaction on the Side-by-Side/Blackout Period Exemption List?

     / / Yes              / / No

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the CSAM Global Personal Trading Policy and this trade otherwise complies with the CSAM Global Personal Trading Policy, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the CSAM Global Personal Trading Policy.

----------------------------------        -------------------------------
Signature of Employee                     Date

----------------------------------
Print Name
/ / Approved
/ / Not Approved

----------------------------------        --------------------------------
Local LCD                                 Date - VALID THIS BUSINESS DAY ONLY.

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                                                                    ATTACHMENT C

                              INITIAL CERTIFICATION

I certify that:

- I have read and understood the CSAM Global Personal Trading Policy, which includes any applicable local supplement, and recognize that I am subject to its requirements.

- I have disclosed or reported all personal securities holdings in which I had a direct or indirect financial interest, including all "Employee accounts" as defined in the CSAM Global Personal Trading Policy, as of the date I became an "Employee" of CSAM. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

- I understand that CSAM will monitor securities transactions and holdings in order to ensure compliance with the CSAM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

- For the purpose of monitoring securities transactions and holdings information under the CSAM Global Personal Trading Policy only, I confirm that I will (i) provide copies of all confirmations and statements subject to this Policy and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with CSAM.

- I understand that any circumvention or violation of the CSAM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

- I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

----------------------------------        -------------------------------
Signature of Employee                     Date

----------------------------------
Print Name

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                                                                    ATTACHMENT D

                              ANNUAL CERTIFICATION

I certify that:

- I have read and understood the CSAM Global Personal Trading Policy, which includes any applicable local supplement, and recognize that I am subject to its requirements.

- I have complied with all requirements of the CSAM Global Personal Trading Policy in effect during the year ended December 31, 2___.

- I have disclosed or reported all personal securities transactions, including all personal securities transactions in each "Employee account," for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2___. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2___.

- I understand that CSAM will monitor securities transactions and holdings in order to ensure compliance with the CSAM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, CSAM may also (i) make each Employee's information available to the Employee's manager(s), the CSAM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the CSAM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

- For the purpose of monitoring securities transactions and holdings information under the CSAM Global Personal Trading Policy only, I confirm that I have (i) provided copies of all confirmations and statements subject to this Policy, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with CSAM.

- I understand that any circumvention or violation of the CSAM Global Personal Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

- I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

----------------------------------        -------------------------------
Signature of Employee                     Date


----------------------------------
Print Name

                                                                    ATTACHMENT E

    CREDIT SUISSE ASSET MANAGEMENT - PERSONAL SECURITIES ACCOUNT DECLARATION

ALL EMPLOYEES MUST COMPLETE EACH APPLICABLE ITEM (1,2,3 AND/OR 4) AND SIGN
BELOW.

1. The following is a list of "Employee accounts":

              BANK/BROKER/DEALER/
                 FUND COMPANY               ACCOUNT TITLE AND NUMBER
   -----------------------------------------------------------------------------




2. The following is a list of "Employee accounts" that have been opened in the past year:

      BANK/BROKER/DEALER/
         FUND COMPANY               ACCOUNT TITLE AND NUMBER       DATE OPENED
   -----------------------------------------------------------------------------




3. The following is a list of "Employee accounts" that have been closed in the past year:

      BANK/BROKER/DEALER/
         FUND COMPANY               ACCOUNT TITLE AND NUMBER       DATE CLOSED
   -----------------------------------------------------------------------------




4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (FOR SECURITIES HELD IN ACCOUNTS OTHER THAN THOSE DISCLOSED IN RESPONSE TO ITEMS 1 AND 2):

NAME OF PRIVATE
SECURITY OR OTHER     DATE      AMOUNT   RECORD   PURCHASE     HOW ACQUIRED
  INVESTMENT          ACQUIRED   HELD    OWNER    PRICE       (BROKER/ISSUER)
--------------------------------------------------------------------------------




5. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

    -------------
    Initials

I declare that the information given above is true and accurate:

----------------------------------          -------------------------------
Signature of Employee                       Date

----------------------------------
Print Name

                   SIDE-BY-SIDE/BLACKOUT PERIOD EXEMPTION LIST

Purchases or sales of U.S.$5,000 of common shares/stock of issuers with a market capitalization of at least U.S.$2.0 billion as of the Business Day on which pre-clearance is requested.*

*Local LCD may modify the exemption, provided that Local LCD determines that neither the Employee transaction, nor any transaction by CSAM clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the CSAM Global General Counsel.

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.
                               CREDIT SUISSE FUNDS
                       CREDIT SUISSE INSTITUTIONAL FUNDS,
                              CSAM CLOSED-END FUNDS

                                 CODE OF ETHICS

I.    APPLICABILITY

This Code of Ethics (this "Code") establishes rules of conduct for "Access Persons" (as defined below) of Credit Suisse Asset Management, LLC, and Credit Suisse Asset Management Securities, Inc. (collectively referred to as "CSAM") and each U.S. registered investment company that adopts this Code ("Covered Fund"). (CSAM and the Covered Funds are collectively referred to as the "Covered Companies".) For purposes of this Code, "Access Person" shall mean:

      - any "Advisory Person" - (i) any employee of any company in a control relationship to a Covered Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Covered Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales of a Covered Fund; or (ii) any natural person in a control relationship to a Covered Company who obtains information concerning recommendations made to a Covered Fund with regard to the purchase or sale of securities by the Covered Fund; provided that "Advisory Person" excludes persons covered by the Global Policy; and

      - any non-employee director or trustee of a Covered Fund (each, an "Outside Director")

For purposes of this Code:

   -  "CSAM client" shall include all advisory clients of CSAM.

   - "Global Policy" means the Global Personal Trading Policy applicable to all CSAM employees, a copy of which will be provided to all Advisory Persons.

   - "Local LCD" shall have the meaning ascribed thereto in the Global Policy. Where Advisory Persons bound by this Code are subject to the Global Policy, references in the Global Policy to the Local LCD shall be deemed to refer to a Designated Supervisory Person.

   - "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security.

   - "security" shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell any security that is convertible or exchangeable and any other derivative interest relating to the security; "security" shall exclude commodities and foreign currency exchange contracts.

   - all other terms shall have the same meanings as under the Investment Company Act of 1940, as amended ("1940 Act"), unless indicated otherwise.

II.   STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Access Persons are required to comply with all applicable laws and regulations and the following general fiduciary principles:

      -  the interests of the Covered Funds must always be placed first;

      - all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual's position of trust and responsibility; and

      - Access Persons must not take inappropriate advantage of their positions or information that they have received or to which they have access.

CSAM has separate policies and procedures designed to detect and prevent insider trading, which should be read together with this Code and, if applicable, the Global Policy. Nothing contained in this Code should be interpreted as relieving any Access Person from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company or CSAM to the extent applicable to the Access Persons.

III.  PROVISIONS APPLICABLE TO ADVISORY PERSONS

      A.  PROHIBITIONS.

            GENERAL PROHIBITIONS APPLICABLE TO ADVISORY PERSONS. All Advisory Persons shall be bound by the provisions set forth in Sections VI and VII of the Global Policy as applied only to Covered Funds and not all CSAM clients.

      B.  PRE-CLEARANCE AND EXEMPTIONS

          1. Advisory Persons are subject to the provisions set forth in Sections III, IV and V of the Global Policy.

          2. Purchases and sales of securities (except those that are exempt from the Pre-Clearance requirement in Section V of the Global Policy) are subject to the Trading Prohibitions in Section VII of the Global Policy as applied only to Covered Funds and not all CSAM clients. ALL purchases and sales of securities are subject to the Short-Term Trading Prohibition in Section VII.A. of the Global Policy and the reporting requirements in Section III.C. below.

      C.  REPORTING AND COMPLIANCE PROCEDURES

          1. INITIAL CERTIFICATION. Within 10 days after the commencement of his or her affiliation with a Covered Company, each Advisory Person shall submit to a Designated Supervisory Person an initial certification in the form of Attachment A to certify that:

            - he or she has read and understood this Code and recognizes that he or she is subject to its requirements;

            - he or she has read and understood the Global Policy and recognizes that he or she is subject to certain of its requirements, as delineated herein;

            - he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and all accounts in which any securities are held for his or her direct or indirect benefit; and

            - he or she has reported the name(s) of each person or institution managing any account (or portion thereof) for which the Advisory Person has no direct or indirect influence or control over the investment or trading in the account.

          2. ANNUAL CERTIFICATION. In addition, each Advisory Person shall submit to a Designated Supervisory Person an annual certification in the form of Attachment B to certify that:

            - he or she has read and understood this Code and recognizes that he or she is subject to its requirements;

            - he or she has read and understood the Global Policy and recognizes that he or she is subject to certain of its requirements, as delineated herein;

            - he or she has complied with all requirements of this Code and the applicable requirements of the Global Policy; and

            - he or she has disclosed or reported (a) all personal securities transactions for the previous year, (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit and (c) the name(s) of each person or institution managing any account in which the Advisory Person has any direct or indirect Beneficial Ownership (or portion thereof) for which the Advisory Person has no direct or indirect influence or control over the investment or trading in the account, in each case as of a date no more than 30 days before the annual certification is submitted.

Advisory Persons may comply with the initial and annual reporting requirements by submitting, electronically or otherwise, account statements and/or Attachment C to a Designated Supervisory Person within the prescribed periods.

          3. QUARTERLY REPORTING. All Advisory Persons shall also supply a Designated Supervisory Person, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including confirmations and statements for transactions and accounts that are exempt from the Trading Prohibitions and Pre-clearance Requirements in the Global Policy. Additionally, if not included in the periodic statements, all Advisory Persons shall also file a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance. If an account in which an Advisory Person has any direct or indirect Beneficial Ownership was first established during the quarter, then the Advisory Person should report to an Designated Supervisory Person the following information, if not included in the periodic statements:
(1) name of broker-dealer, (ii) date on which the account was established, and
(iii) if the Advisory Person has no direct or indirect influence or control over the investment or trading in the account, the name(s) of each person or institution managing the account (or portion thereof). This information must be supplied, electronically or otherwise, at least once per calendar quarter, within 10 days after the end of the calendar quarter.

IV.   PROVISIONS APPLICABLE TO OUTSIDE DIRECTORS

      A. PROHIBITION. No Outside Director may purchase or sell (directly or indirectly) any security for which there is a "buy" or "sell" order pending for a Covered Fund. However, this restriction only applies if the Outside Director knows, or in the ordinary course of fulfilling official duties with a Covered Fund should know, that there is a "buy" or "sell" order pending with respect to such security for a Covered Fund or that the security is being considered for purchase or sale by or for any Covered Fund.

      B. REPORTING REQUIREMENTS. An Outside Director is required to comply with the quarterly reporting requirements described above if he or she knew (or in the ordinary course of fulfilling his or her official duties as a Fund director/trustee should have known) that during the 15-day period immediately before or after the date of the director's/trustee's transaction in a security, the Covered Fund purchased or sold such security or such Covered Fund or its investment adviser considered purchasing or selling such security for a Covered Fund.

V.    COMPLIANCE MONITORING AND SUPERVISORY REVIEW

      A. A Designated Supervisory Person will periodically review reports submitted by Access Persons and confirmations from brokers to assure that all transactions effected by Access Persons for accounts in which they have Beneficial Ownership are in compliance with this Code and Rule 17j-1 under the 1940 Act.

      B. Material violations of this Code and of the Global Policy (insofar as they relate to employees, officers and directors of Credit Suisse Asset Management, LLC (the "Adviser") and Credit Suisse Asset Management Securities, Inc. (the "Underwriter")) and any sanctions imposed shall be reported not less frequently than quarterly to the Board of Directors/Trustees of each relevant Covered Fund and to the senior management of CSAM. At least annually, each Covered Company shall prepare a written report to the Board of Directors/Trustees of each Covered Fund, and to the senior management of CSAM, that:

  - describes issues that have arisen under the Code and under the Global Policy (insofar as they relate to employees, officers and directors of the Adviser or the Underwriter) since the last report, including, but not limited to, material violations of the Code or the Global Policy, as relevant, or procedures that implement the Code or the Global Policy, as relevant, and any sanctions imposed in response to those violations; and

  - certifies that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code and to prevent employees, officers and directors of the Adviser and the Underwriter from violating the Global Policy.

      C. Material changes to this Code and to the Global Policy (insofar as they relate to employees, officers and directors of the Adviser or the Underwriter) must be approved by the Board of Directors/Trustees of each Covered Fund no later than six months after the change is adopted. That approval must be based on a determination that the changes are reasonably necessary, as applicable, to prevent Access Persons from engaging in any conduct prohibited by the Code and Rule 17j-1 under the 1940 Act or to prevent employees, officers and directors of the Adviser or the Underwriter from engaging in any conduct prohibited by the Global Policy and Rule 17j-1 under the 1940 Act. Board approval must include a separate vote of a majority of the Outside Directors.

VI.   SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the senior management of the relevant Covered Company may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

VII.  CONFIDENTIALITY

All information obtained from any Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation. The Adviser or the Underwriter may also make such information with regard to an Advisory Person available to (i) any other business unit or legal department of the Credit Suisse Group, including any of its domestic or foreign subsidiaries or branches, (ii) such Advisory Person's manager and (iii) the local or global Executive Committee (or equivalent bodies and their appointees), to the extent permissible under applicable laws and regulations, to review the Advisory Person's personal trading information.

VIII. FURTHER INFORMATION

The Designated Supervisory Persons are Hal Liebes and his designees in CSAM's Legal and Compliance Department. Any questions regarding the Code of Ethics should be directed to a Designated Supervisory Person.


Dated:  May 19, 2004

                                                                       EXHIBIT 1

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.
          CREDIT SUISSE FUNDS, CREDIT SUISSE INSTITUTIONAL FUNDS, CSAM
                                CLOSED-END FUNDS
                                 CODE OF ETHICS

                       DEFINITION OF BENEFICIAL OWNERSHIP

The term "Beneficial Ownership" as used in the attached Code of Ethics is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Rule"). Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule:

- in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

- a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

- a person's right to dividends that is separated or separable from the underlying securities;

-  a person's interest in certain trusts; and

- a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.(1)

----------
(1) For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is NOT deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.

                                                                    ATTACHMENT A

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.
          CREDIT SUISSE FUNDS, CREDIT SUISSE INSTITUTIONAL FUNDS, CSAM
                                CLOSED-END FUNDS
                                 CODE OF ETHICS

                              INITIAL CERTIFICATION

I certify that:

- I have read and understood (1) the Code of Ethics, (2) the Legal and Compliance Manual for Credit Suisse Asset Management, LLC, (3) the Credit Suisse Asset Management Business Conduct Manual, (4) the Credit Suisse Asset Management, LLC Policy and Procedures Designed to Detect and Prevent Insider Trading and (5) the Credit Suisse Group Code of Conduct and recognize that I am subject to their requirements (collectively the "Compliance Policies");

- I have read and understood the Global Policy and recognize that I am subject to certain of its requirements, as delineated in the Code of Ethics;

- I have disclosed or reported all personal securities holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities were held for my direct or indirect benefit as of the date I became affiliated with CSAM or a Covered Fund; and

- (1) I will comply with all Compliance Policies and the provisions of the Global Policy to which I am subject and (2) all of my activities and the activities of others under my direct supervision will comply with all Compliance Policies, the provisions of the Global Policy to which I am or they are subject and relevant legal and regulatory requirements.

--------------------------------              -------------------------------
Signature of Access Person                    Date


--------------------------------
Print Name

                                                                    ATTACHMENT B

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.
          CREDIT SUISSE FUNDS, CREDIT SUISSE INSTITUTIONAL FUNDS, CSAM
                                CLOSED-END FUNDS
                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

I certify that:

- I have read and understood (1) the Code of Ethics, (2) the Legal and Compliance Manual for Credit Suisse Asset Management, LLC, (3) the Credit Suisse Asset Management Business Conduct Manual, (4) the Credit Suisse Asset Management, LLC Policy and Procedures Designed to Detect and Prevent Insider Trading, (5) the Credit Suisse Group Code of Conduct, (6) the Credit Suisse Asset Management, LLC Employee Handbook and (7) the Global Policy and all other policies and procedures to which I am subject (collectively, the "Compliance Policies") which were in effect for the year ended December 31, 2___ and recognize that I am subject to their requirements (with respect to the Global Policy, I am subject only to those provisions as set forth in the Code of Ethics);

- I have complied with all requirements of the Compliance Policies and all relevant legal and regulatory requirements in effect during the year ended December 31, 2___;

- I have disclosed or reported all personal securities transactions for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities were held for my direct or indirect benefit as of December 31, 2___;

- I have not, directly or indirectly, made or caused someone else to make a false or misleading statement or omission to an accountant in connection with
   (A) any audit of CSAM, its affiliates, or of any CSAM-advised registered investment company or (B) the preparation of any document required to be filed with the SEC, or taken any action to fraudulently influence, coerce, manipulate or mislead any public accountant engaged in an audit or review of CSAM, its affiliates or of any CSAM-advised registered investment company's financial statements; and

- all of my activities and the activities of others under my direct supervision have complied with all relevant legal and regulatory requirements, Compliance Policies and the provisions of the Global Policies to which I am or they are subject, in each case in effect during the year ended December 31, 2___.


--------------------------------            -------------------------------
Signature of Access Person                  Date


--------------------------------
Print Name

                                                                    ATTACHMENT C

        CREDIT SUISSE ASSET MANAGEMENT, LLC - PERSONAL SECURITIES ACCOUNT
                                   DECLARATION
     ALL ACCESS PERSONS MUST COMPLETE EACH APPLICABLE ITEM (1,2,3 OR 4) AND
                                   SIGN BELOW.

1. The following is a list of securities accounts or open-ended mutual funds in which I have Beneficial Ownership:

                           ACCOUNT TITLE AND            TITLE, NUMBER OF SHARES
      BROKER/DEALER             NUMBER                   AND PRINCIPAL AMOUNT
   -----------------------------------------------------------------------------




2. The following is a list of securities accounts in which I had Beneficial Ownership that have been opened in the past year:

                           ACCOUNT TITLE AND            TITLE, NUMBER OF SHARES
      BROKER/DEALER             NUMBER                   AND PRINCIPAL AMOUNT
   -----------------------------------------------------------------------------




   The following is a list of securities accounts in which I had Beneficial Ownership that have been closed in the past year:

                           ACCOUNT TITLE AND            TITLE, NUMBER OF SHARES
      BROKER/DEALER            NUMBER                     AND PRINCIPAL AMOUNT
   -----------------------------------------------------------------------------




3. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) in which I have Beneficial Ownership (FOR SECURITIES HELD IN ACCOUNTS OTHER THAN THOSE DISCLOSED IN RESPONSE TO ITEMS 1 AND 2):

NAME OF PRIVATE
  SECURITY OR
     OTHER             DATE       AMOUNT     RECORD    PURCHASE     HOW ACQUIRED
  INVESTMENT         ACQUIRED      HELD      OWNER      PRICE      (BROKER/ISSUER)
----------------------------------------------------------------------------------




4. I do not have Beneficial Ownership in any securities (brokerage) accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

-------------
Initials

I declare that the information given above is true and accurate:


---------------------------------           -------------------------------
Signature of Access Person                  Date


---------------------------------
Print Name